Exhibit 99.1
SETTLEMENT AGREEMENT AND GENERAL RELEASE
     This Settlement Agreement and General Release (this “Agreement”) is hereby entered into by and among Lawrence Clayton, Jr., an individual (the “Executive”), and Commerce Energy, Inc., a California corporation (the “Company”), and Commerce Energy Group, Inc., a Delaware corporation (“Commerce”).
Recitals
     A. The Executive was employed as Senior Vice President, Chief Financial Officer and Secretary of Commerce and the Company pursuant to an Employment Agreement by and between Commerce on behalf of itself and any and all of its subsidiaries and the Executive dated December 1, 2005, as amended by Amendment No. 1 to such Employment Agreement dated November 30, 2006 and Amendment No. 2 to such Employment Agreement dated January 25, 2007 (collectively, the “Employment Agreement”); and
     B. The Executive’s status as an officer, director, employee, and in all other capacities with Commerce and any of its parents, direct and indirect subsidiaries, affiliates, divisions and related entities (hereinafter collectively referred to as, “Commerce and its Related Entities”) irrevocably ended on July 25, 2007 (the “Termination Date”).
     C. The Executive subsequent to his termination retained the services of Richard A. Love to represent him in connection with his termination, and has asserted claims against the Company pursuant to the Employment Agreement.
Agreement
     In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
     1. Effective Date. Except as otherwise provided herein, this Agreement shall be effective on the eighth day after it has been executed by the Executive, provided that the Executive shall not have exercised his right to revoke Sections 6, 8 and 9 of this Agreement as provided in Section 10(c) of this Agreement (the “Effective Date”), and provided further that all other parties have executed the Agreement on or before the Effective Date.
     2. Non Admission of Liability. This Agreement shall not in any way be construed as an admission by Commerce of any liability whatsoever, or as an admission by Commerce of any wrongful acts whatsoever committed by it or any of the other Commerce Releasees, as defined below, against the Executive, or against any other persons, and Commerce specifically disclaims any liability to the Executive, or to any other persons or entities..
     3. Settlement Payment. Commerce agrees to pay the Executive an amount equal to $400,000 (the “Settlement Payment”). The Settlement Payment shall be paid jointly to the Executive and his counsel, Richard A. Love, one business day after January 1, 2008, and shall be made, at the option of the Executive, by check mailed to Richard A. Love or wire transfer to the Richard A. Love Client Trust Account. Commerce may delegate the payment obligation under this Section 3 to its wholly-owned subsidiary, the Company. The Company will issue an IRS Form 1099 with respect to the Settlement Payment.
     4. Tax Indemnification. The Executive agrees that he is solely responsible for all tax obligations, including, but not limited to, all payment obligations, which may arise as a consequence of this settlement. The Executive further agrees promptly to pay and to indemnify and hold Commerce and the other Commerce Releasees harmless from and against any and all loss, cost, damage or expense, including, without limitation, attorneys’ fees, interest, assessments, withholding and penalties, arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds paid to Executive or on Executive’s behalf as a result of this settlement. The Executive further agrees not to seek or make any claim against Commerce or the other Commerce Releasees for any loss, cost, damage or expense if a claim or adverse determination is made in connection with the non-withholding or other tax treatment of any of the proceeds of this settlement or any portion thereof. The Executive understands and agrees that neither Commerce nor the other Commerce Releasees have any duty to defend against any claim or assertion in connection with the non-withholding or other tax treatment of the proceeds of this settlement or any portion thereof, and the Executive agrees to assume full responsibility for defending against any such claim or assertion.
     5. Acknowledgement of Total Compensation and Indebtedness. The Executive acknowledges and agrees that the payment of monies and provision of the equipment and hardware described in Section 3 of this Agreement extinguish any and all obligations for monies or other compensation or benefits that the Executive claims or could claim to have earned or claims or could claim is owed to him as a result of his employment by Commerce and its Related Entities through the Termination Date, or otherwise, except as expressly set forth herein.
     6. Complete Release by Executive. Except with respect to Commerce stock that the Executive personally owns as of the Effective Date of this Agreement, and as otherwise expressly provided in this Agreement, the Executive, for himself and his heirs, executors, administrators, assigns, affiliates, successors and agents (collectively, the “Executive’s Affiliates”) hereby fully and without limitation releases and forever discharges Commerce and its Related Entities, and each of their respective agents, representatives, shareholders, owners, officers, directors, employees, consultants, attorneys, auditors, accountants, investigators, affiliates, successors and assigns (collectively, the “Commerce Releasees”), both individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent, which the Executive or any of the Executive’s Affiliates has or may have or may claim to have against the Commerce Releasees by reason of any matter, cause, or thing whatsoever, from the beginning of time to the Effective Date (“Claims”), including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to the recruitment, hiring, employment, relocation, remuneration, investigation or termination of the Executive by any of the Commerce Releasees, the Executive’s tenure as an employee and/or an officer of any of the Commerce Releasees, any agreement or compensation arrangement between the Executive and any of the Commerce Releasees. The Executive specifically and expressly releases any Claims arising out of or based on: Title VII of the Civil Rights Act of 1964, as amended; the Americans With Disabilities Act; the National Labor Relations Act, as amended; the Equal Pay Act; ERISA; any alleged violation of any statute of Michigan and California, the common law of Michigan, Texas and California on fraud, misrepresentation, negligence, defamation, infliction of emotional distress or other tort, breach of contract or covenant, violation of public policy or wrongful termination; state or federal wage and hour laws; or any other state or federal law, rule or regulation dealing with the employment relationship or operating a publicly held business. Nothing contained in this Section 9 or any other provision of this Agreement shall release or waive any rights of Executive that may not be waived according to California or federal law.
     7. Complete Release by Commerce. Commerce, its predecessor and successor companies, parents and affiliated companies, including the Company does hereby, release, acquit and forever discharge the Executive, and his heirs, representatives, executors and administrators (“Executive Releasees”) from any and all Claims from the beginning of time to the date of execution hereof.
     8. Waiver of Unknown Claims. The Executive and Commerce each understands and agrees that the release provided herein extends to all Claims released above whether known or unknown, suspected or unsuspected. The Executive and Commerce each expressly waives and relinquishes any and all rights he/it may have under any laws intended to prevent the release of unknown claims, such as California Civil Code Section 1542, which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
     It is the intention of the Executive and Commerce through this Agreement to fully, finally and forever settle and release the Claims as set forth above. In furtherance of such intention, the release herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery of any additional Claims or facts relating thereto.
     9. Release of Federal Age Discrimination Claims by the Executive. The Executive hereby knowingly and voluntarily waives and releases all rights and claims, known or unknown, arising under the Age Discrimination In Employment Act of 1967, as amended (“ADEA”), which he might otherwise have had against Commerce or the Company or any of the Commerce Releasees regarding any actions which occurred prior to the Effective Date.
     10. Rights Under the Older Workers Benefit Protection Act. In accordance with the Older Workers Benefit Protection Act of 1990, the Executive hereby is advised of the following:

          (a) The Executive has the right to consult with an attorney before signing this Agreement and has done so;
          (b) The Executive has twenty-one (21) days from his receipt of this Agreement to consider it, and herby wavies that right; and
          (c) The Executive has seven (7) days after signing this Agreement to revoke Sections 9, 11 and 12 of this Agreement (which must be revoked in their entirety and as a group), and such Sections of this Agreement (as a group) will not be effective until that revocation period has expired without exercise. The Executive agrees that in order to exercise his right to revoke this Agreement within such seven (7) day period, he must do so in a signed writing delivered to Commerce’s Chief Executive Officer before the close of business on the seventh calendar day after he signs this Agreement.
     11. Non-Disclosure of the Agreement by the Executive. After the execution of this Agreement by the Executive, neither the Executive, his attorney, nor any person acting by, through, under or in concert with them, shall disclose any of the terms of or amount paid under this Agreement (other than to state that Commerce has filed this Agreement and/or agreements related thereto as public documents) or the negotiation thereof to any individual or entity; provided, however, that the foregoing shall not prevent such disclosures by the Executive to his attorneys, tax advisors and/or immediate family members, or as may be required by law.
     12. Non-Disclosure of the Agreement by Commerce. The non-disclosure obligations in this Section shall not apply to Commerce. The Executive understands and acknowledges that Commerce must file this Agreement and make disclosures relating to it in its filings with the U.S. Securities and Exchange Commission; provided, however, that Commerce agrees that no disclose will be made by it as to the reasons for the Executive’s termination other than those that have already been disclosed in filings made by Commerce with the U.S. Securities and Exchange Commission.
     13. No Filings. The Executive represents that he has not filed any lawsuits, claims, charges or complaints against Commerce, the Company or the Commerce Releasees with any local, state or federal agency or court from the beginning of time to the date of execution of this Agreement; that he will not do so at any time hereafter based upon events prior to the date of execution of this Agreement; that he will not induce, encourage, solicit or assist any other person or entity to file or pursue any proceeding of any kind against Commerce, the Company or the Commerce Releasees or voluntarily appear or invite a subpoena to testify in any such legal proceeding; and that, if any such agency or court ever assumes jurisdiction over any such lawsuit, claim, charge or complaint and/or purports to bring any legal proceeding, in whole or in part, on behalf of the Executive based upon events occurring prior to the execution of this Agreement, the Executive will request such agency or court to withdraw from and/or to dismiss the lawsuit, claim, charge or complaint with prejudice. This Section 15 shall not prohibit the Executive from challenging the validity of the ADEA release in Section 12 of this Agreement. It shall not be a breach of this Section 15 for the Executive to testify truthfully in any judicial or administrative proceeding.

     14. Confidential and Proprietary Information. The Executive acknowledges that certain information, observations and data obtained by him during the course of or related to his employment with Commerce and its Related Entities (including, without limitation, projection programs, business plans, business matrix programs (i.e., measurement of business), strategic financial projections, certain financial information, shareholder information, product design information, marketing plans or proposals, personnel information, customer lists and other customer information) are the sole property of Commerce and its Related Entities and constitute “Confidential Information” as defined the Commerce Energy Group Code of Business Conduct and Ethics. The Executive represents and warrants that he has returned all files, customer lists, financial information and other property of Commerce and its Related Entities that were in the Executive’s possession or control without retaining copies thereof. The Executive further represents and warrants that he does not have in his possession or control any files, customer lists, financial information or other property of Commerce and its Related Entities. In addition to his promises in the Commerce Energy Group Code of Business Conduct and Ethics, the Executive agrees that he will not disclose to any person or use any such information, observations or data without the written consent of the Board of Directors of Commerce. If the Executive is served with a deposition subpoena or other legal process calling for the disclosure of such information, or if he is contacted by any third person requesting such information, he will notify Commerce’s General Counsel or if the General Counsel is not available, then Commerce’s Chief Executive Officer, as soon as is reasonably practicable after receiving notice and will reasonably cooperate with Commerce and its Related Entities in minimizing the disclosure thereof.
     15. Remedies. The Executive acknowledges that any unfair competition or misuse of trade secret or Confidential Information belonging to Commerce and its Related Entities, or any violation of Section 6 of the Employment Agreement, which the Executive expressly agrees will remain in full force and effect for a period of one year from the Effective Date, and any violation of Sections 14 and 16 of this Agreement, will result in irreparable harm to Commerce and its Related Entities, and therefore, Commerce and its Related Entities shall, in addition to any other remedies, be entitled to immediate injunctive relief. To the extent there is any conflict between Section 6 of the Employment Agreement and this Section 17, the provision providing the greatest protection to Commerce and its Related Entities shall control. In addition, in the event of a breach of any provision of this Agreement by the Executive, including Sections 14 and 16, the Executive shall forfeit, and Commerce and its Related Entities shall be released from paying the payment under Section 5, above, or, if the breach occurs after the payment has been made, Commerce and its Related Entities shall, without excluding other remedies available to them, be entitled to an award in the amount of the payment made by Commerce or the Company to the Executive.
     16. Cooperation Clause.
          (a) To facilitate the orderly conduct of Commerce and its Related Entities’ businesses, for twelve (12) months after the Effective Date, the Executive agrees to cooperate with Commerce’s and its Related Entities’ reasonable requests for information or assistance related to the time of his employment.

          (b) For twelve (12) months after the Effective Date, the Executive agrees to cooperate with Commerce’s and its Related Entities’ and its or their counsel’s reasonable requests for information or assistance related to (i) any investigations (including internal investigations) and audits of Commerce and its Related Entities’ management’s current and past conduct and business and accounting practices and (ii) Commerce and its Related Entities’ defense of, or other participation in, any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed relating to the period during which the Executive was engaged in employment with Commerce and its Related Entities. Except as required by law, court or administrative order or authorized in advance by the Board of Directors of Commerce, the Executive will not communicate, directly or indirectly, with any third party, including any person or representative of any group of people or entity who is suing or has indicated that a legal action against Commerce and its Related Entities or any of their directors or officers is being contemplated, concerning the management or governance of Commerce and its Related Entities, the operations of Commerce and its Related Entities, the legal positions taken by Commerce and its Related Entities, or the financial status of Commerce and its Related Entities. If asked about any such individuals or matters, the Executive shall say: “I have no comment,” or words to that general effect, and shall direct the inquirer to Commerce. The Executive acknowledges that any material violation of this Section 18 will result in irreparable harm to Commerce and its Related Entities and will give rise to an immediate action by Commerce and its Related Entities for injunctive relief.
          (c) Commerce agrees to reimburse the Executive for all reasonable expenses the Executive incurs in providing information and/or assistance under this Section as long as the expenses have been authorized by Commerce’s Chief Executive Officer or its Board of Directors in advance. Further, the Executive shall not be required to provide any information or assistance under this Section that exceeds twenty (20) hours in the aggregate, unless the parties hereto shall agree upon a commercially reasonable rate of compensation for the additional assistance. The Executive shall be in compliance with this Section as long as he provides reasonable cooperation, upon reasonable notice and so long as Commerce’s requests for information and/or assistance are in a commercially reasonable time, place and manner.
     17. No Future Employment. The Executive acknowledges that on the Resignation Date, he resigned as an officer, an employee, and in all other capacities with Commerce and its Related Entities and his status as an officer, employee and in all other capacities with Commerce and its Related Entities irrevocably ended as of the Resignation Date and will not be resumed at any time in the future. The Executive agrees that he will not apply for, seek or accept employment by Commerce and its Related Entities at any time unless invited to do so by Commerce and its Related Entities. Related Entities are defined to be those in existence as of the Effective Date of this Agreement.
     18. Non-disparagement. The Executive agrees not to disparage or otherwise publish or communicate derogatory statements about Commerce and its Related Entities and any director, officer or manager and/or the products and services of these entities to any third party. Commerce and its Related Entities will not authorize or tolerate any disparagement of, or the publication or other communication of derogatory statements about, the Executive and/or the Executive’s knowledge, skill, abilities or managerial or employment performance to any third party. It shall not be a breach of this Section 20 for the Executive or an authorized representative of Commerce and its Related Entities to testify truthfully in any judicial or administrative proceeding, or to make factually accurate statements required in legal or public filings.
     19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.
     20. Venue and Waiver of Right to Jury Trial. The parties hereto agree that all actions or proceedings arising directly or indirectly under or related to this Agreement, whether instituted by the Executive or Commerce and its Related Entities, shall be litigated in courts located within the State of California, County of Orange, and each of the parties hereto expressly consents to the jurisdiction of any local, state or federal court located within said state and county, and consents that any service of process in such action or proceeding may be made by personal service upon him wherever he may be located, or by certified or registered mail directed to his last known address. The parties hereby waive trial by jury in connection with any future dispute between them, any objection based on forum non conveniens, and/or any objection to venue of any action instituted as provided in this Section 20.
     21. Attorneys’ Fees. In any action, litigation or proceeding between the parties arising out of or in relation to this Agreement, including any purported breach of this Agreement, the prevailing party shall be entitled to an award of its costs and expenses, including reasonable attorneys’ fees.
     22. Severability. If any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.
     23. Entire Agreement. This Agreement, together with the attachments hereto, represents the sole and entire agreement among the parties and, except as expressly stated herein, supersedes all prior agreements, negotiations and discussions among the parties with respect to the subject matters contained herein.
     24. Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.
     25. Amendment. This Agreement may be modified or amended only if such modification or amendment is agreed to in writing and signed by duly authorized representatives of the parties hereto, which writing expressly states the intent of the parties to modify this Agreement.

     26. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original as against any party that has signed it, but all of which together will constitute one and the same instrument.
     27. Assignment. This Agreement inures to the benefit of and is binding upon the Company and its successors and assigns, but the Executive’s rights under this Agreement are not assignable, except to his estate.
     28. Notice. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered; (b) if sent by telecopy or facsimile (except for legal process); or (c) if mailed by overnight or by first class, certified or registered mail, postage prepaid, return receipt requested, and properly addressed as follows:

If to the Executive:	Lawrence Clayton, Jr. c/o Richard A. Love, Esq. 11601 Wilshire Blvd., Suite 2000 Los Angeles, CA 90024
If to the Company or Commerce:	Commerce Energy Group, Inc. 600 Anton Boulevard, Suite 2000 Costa Mesa, California 92626 Attn: Chief Executive Officer Fax: (714) 481-6567
Such addresses may be changed, from time to time, by means of a notice given in the manner provided above. Notice will conclusively be deemed to have been given when personally delivered (including, but not limited to, by messenger or courier); or if given by mail, on the third day after being sent by first class, certified or registered mail; or if given by Federal Express or other similar overnight service, on the date of delivery; or if given by telecopy or facsimile machine during normal business hours on a business day, when confirmation of transmission is indicated by the sender’s machine; or if given by telecopy or facsimile machine at any time other than during normal business hours on a business day, the first business day following when confirmation of transmission is indicated by the sender’s machine. Notices, requests, demands and other communications delivered to legal counsel of any party hereto, whether or not such counsel shall consist of in-house or outside counsel, shall not constitute duly given notice to any party hereto.
     29. Miscellaneous Provisions.
          (a) The parties represent that they have read this Agreement and fully understand all of its terms; that they have conferred with their attorneys, or have knowingly and voluntarily chosen not to confer with their attorneys about this Agreement; that they have executed this Agreement without coercion or duress of any kind; and that they understand any rights that they have or may have and sign this Agreement with full knowledge of any such rights.

          (b) Both parties have participated in the drafting of this Agreement with the assistance of counsel to the extent they desired. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular must be construed to have been used in the plural, and vice versa, and each gender must include any other gender. The captions of the Sections of this Agreement are for convenience only and must not affect the construction or interpretation of any of the provision herein.
          (c) Each provision of this Agreement to be performed by a party hereto is both a covenant and condition, and is a material consideration for the other party’s performance hereunder, and any breach thereof by the party will be a material default hereunder. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement are cumulative and no one of them is exclusive of any other. Time is of the essence in the performance of this Agreement.
          (d) Each party acknowledges that no representation, statement or promise made by any other party, or by the agent or attorney of any other party, except for those in this Agreement, has been relied on by him or it in entering into this Agreement.
          (e) Each party understands that the facts with respect to which this Agreement is entered into may be materially different from those the parties now believe to be true. Except in the case where the existence of any additional or different facts constitutes the breach of a representation or warranty, each party accepts and assumes this risk and agrees that this Agreement and the releases in it shall remain in full force and effect, and legally binding, notwithstanding the discovery or existence of any additional or different facts, or of any claims with respect to those facts.
          (f) Unless expressly set forth otherwise, all references herein to a “day” are deemed to be a reference to a calendar day. All references to “business day” mean any day of the year other than a Saturday, Sunday or a public or bank holiday in Orange County, California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.
          (g) Each party to this Agreement will cooperate fully in the execution of any and all other documents and in the completion of any additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.
     EACH OF THE PARTIES ACKNOWLEDGES THAT HE/IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT, THAT IT INCLUDES A WAIVER OF THE RIGHT TO A TRIAL BY JURY, AND THAT IT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
[Signature page follows]

[Signature page to Settlement Agreement and General Release]
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below.

“Executive”		/s/ LAWRENCE CLAYTON, JR.

Lawrence Clayton, Jr.

Dated: November 29, 2007

“Company”	COMMERCE ENERGY, INC., a California corporation

	By:	/s/ STEVEN S. BOSS

Steven S. Boss Chief Executive Officer

Dated: November 29, 2007

“Commerce”	COMMERCE ENERGY GROUP, INC., a Delaware corporation

	By:	/s/ DENNIS LEIBEL

Dennis Leibel Director

Dated: November 29, 2007